As filed with the Securities and Exchange Commission on June 24, 2011

Registration No. 333-167681

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAFEWAY INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-301935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5918 Stoneridge Mall Road

Pleasanton, CA 94588

(925) 467-3000

(Address of Principal Executive Offices, including Zip Code)

Safeway 401(k) Savings Plan

(Full title of the plan)

Copy to:
Robert A. Gordon Senior Vice President and General Counsel Safeway Inc. 5918 Stoneridge Mall Road Pleasanton, CA 94588 (925) 467-3000	Scott R. Haber Latham & Watkins LLP 505 Montgomery Street, Suite 1900 San Francisco, California 94111 (415) 391-0600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

The Registrant has registered an aggregate of 1,700,000 shares for purchase under the Safeway 401(k) Savings Plan (the “Savings Plan”), formerly known as the 2002 Restatement of the Safeway 401(k) Savings Plan and Trust, from time to time pursuant to Registration Statements on Form S-8 filed with the Securities and Exchange Commission on March 28, 2002 (No. 333-85132, registering 700,000 shares) and June 22, 2010 (No. 333-167681, registering 1,000,000 shares). Pursuant to General Instruction F to Form S-8 and Rule 416(c) under the Securities Act of 1933, as amended, these Registration Statements also covered an indeterminate amount of interests to be offered or sold pursuant to the Savings Plan.

In addition, the Registrant has registered an aggregate of 18,000,000 shares for purchase under the Safeway 401(k) Plan (the “Plan”), formerly known as the Safeway 401(k) Plan and Trust, from time to time pursuant to Registration Statements on Form S-8 filed with the Securities and Exchange Commission on September 15, 2000 (No. 333-45920), October 10, 1990 (No. 333-37207) and August 24, 2010 (No. 333-169022). Pursuant to General Instruction F to Form S-8 and Rule 416(c) under the Securities Act of 1933, as amended, these Registration Statements also covered an indeterminate amount of interests to be offered or sold pursuant to the Plan.

Effective as of June 24, 2011, the Savings Plan was merged into the Plan, and all shares and interests formerly issuable under the Savings Plan are now issuable under the Plan.

Accordingly, pursuant to General Instruction E to Form S-8, this Post-Effective Amendment is being filed to de-register 1,000,000 shares previously registered on Registration Statement No. 333-167681 for issuance under the Savings Plan and to move those shares to Registration Statement No. 333-169022 filed by the Registrant for shares and interests issuable under the Plan.

SIGNATURES

The Registrant: Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement No. 333-167681 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California on this 24th day of June, 2011.

SAFEWAY INC.
(Registrant)

By:	/s/ Robert A. Gordon
Robert A. Gordon
Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement No. 333-167681 has been signed below by the following persons in the capacities indicated below on June 24, 2011.

Signature	Capacity

* Steven A. Burd	Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)

* Robert L. Edwards	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* David F. Bond	Senior Vice President, Finance and Control (Principal Accounting Officer)

* Janet E. Grove	Director

* Mohan Gyani	Director

* Paul Hazen	Director

* Frank C. Herringer	Director

* Kenneth W. Oder	Director

T. Gary Rogers	Director

Arun Sarin	Director

* Michael S. Shannon	Director

William Y. Tauscher	Director

*By:	/S/ ROBERT A. GORDON
Robert A. Gordon, Attorney-in-Fact

The Plan: Pursuant to the requirements of the Securities Act, the Benefits Plan Committee of Safeway Inc. has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement No. 333-167681 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Pleasanton, State of California on June 24, 2011.

SAFEWAY 401(k) SAVINGS PLAN

By:	/s/ Michael J. Boylan
Michael J. Boylan
Benefits Plan Committee Secretary